Exhibit 10.23

SECURITY AGREEMENT

dated as of

October 21, 2021

among

THE GRANTORS IDENTIFIED HEREIN

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Notes Collateral Agent

TABLE OF CONTENTS

		Page
	ARTICLE I
	DEFINITIONS

Section 1.01.	Defined Terms	1
Section 1.02.	Other Defined Terms	1

	ARTICLE II
	PLEDGE OF SECURITIES

Section 2.01.	Pledge	5
Section 2.02.	Delivery of the Pledged Securities	5
Section 2.03.	Representations, Warranties and Covenants	6
Section 2.04.	Certification of Limited Liability Company and Limited Partnership Interests	8
Section 2.05.	Registration in Nominee Name; Denominations	8
Section 2.06.	Voting Rights; Dividends and Interest	8

	ARTICLE III
	SECURITY INTERESTS IN PERSONAL PROPERTY

Section 3.01.	Security Interest	10
Section 3.02.	Representations and Warranties	12
Section 3.03.	Covenants	13

	ARTICLE IV
	REMEDIES

Section 4.01.	Remedies Upon Default	16
Section 4.02.	Application of Proceeds	17
Section 4.03.	Grant of License to Use Intellectual Property	18

	ARTICLE V
	SUBORDINATION

Section 5.01.	Subordination	19

	ARTICLE VI
	MISCELLANEOUS

Section 6.01.	Notices	19
Section 6.02.	Waivers; Amendment	19
Section 6.03.	Notes Collateral Agent’s Fees and Expenses; Indemnification	20
Section 6.04.	Successors and Assigns	20
Section 6.05.	Survival of Agreement	20
Section 6.06.	Counterparts; Effectiveness; Several Agreement	20
Section 6.07.	Severability	21

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		Page
Section 6.08.	Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process	21
Section 6.09.	Headings	21
Section 6.10.	Security Interest Absolute	21
Section 6.11.	Termination or Release	22
Section 6.12.	Additional Grantors	22
Section 6.13.	Notes Collateral Agent Appointed Attorney-in-Fact	22
Section 6.14.	General Authority of the Notes Collateral Agent	24
Section 6.15.	Reasonable Care	24
Section 6.16.	Delegation; Limitation	24
Section 6.17.	Reinstatement	24
Section 6.18.	Miscellaneous	24
Section 6.19.	Intercreditor Agreements	24
Section 6.20.	UCC Filings	25
Section 6.21.	Concerning the Notes Collateral Agent; Incorporation by Reference	25

Schedules

Schedule I	Guarantors
Schedule II	Pledged Equity and Pledged Debt

Exhibits

Exhibit I	Form of Security Agreement Supplement
Exhibit II	Form of Perfection Certificate
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Trademark Security Agreement
Exhibit V	Form of Copyright Security Agreement

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SECURITY AGREEMENT dated as of October 21, 2021, among the Grantors (as defined below) and Wilmington Trust, National Association, in its capacity as Notes Collateral Agent for the Secured Parties under the Indenture (as defined below) (in such capacity, together with its successors and assigns, the “Notes Collateral Agent”).

Reference is made to the Indenture, dated as of October 15, 2021 (as supplemented by the First Supplemental Indenture dated as of October 21, 2021, and as further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among Mozart Debt Merger Sub Inc., a Delaware corporation, which upon consummation of the Acquisition on the Acquisition Date, will be merged with and into, Medline Borrower, LP, a Delaware limited partnership, with Medline Borrower, LP surviving such merger (the “Issuer”), Medline Co-Issuer, Inc., a Delaware corporation (the “Co-Issuer”), Medline Intermediate, LP, a Delaware limited partnership (“Holdings”), the Subsidiary Guarantors party thereto from time to time and Wilmington Trust, National Association, in its capacity as Trustee (in such capacity, together with its successors and assigns, the “Trustee”), Notes Collateral Agent, Transfer Agent and Paying Agent. The Issuer is issuing $4,500,000,000 in aggregate principal amount of those certain 3.875% Senior Secured Notes due 2029 (the “Secured Notes” and, together with any Additional Notes that may be issued under the Indenture from time to time, the “Notes”), subject to the terms and conditions set forth in the Indenture. Upon consummation of the Acquisition on the Acquisition Date, the Co-Issuer will, together with the Issuer, jointly assume all of the obligations under the Notes and the Indenture. The Co-Issuer, Holdings and the Subsidiary Guarantors are affiliates of the Issuer and will derive substantial benefits from the issuance of the Notes pursuant to the Indenture. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Defined Terms.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Indenture. All terms defined in the UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the UCC.

(b) The rules of construction specified in Article I of the Indenture also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the UCC.

“Agreement” means this Security Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Co-Issuer” has the meaning assigned to such term in the recitals of this Agreement.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party by a Grantor under any Copyright now or hereafter owned by any Grantor or copyright that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“General Intangibles” has the meaning specified in Article 9 of the UCC.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Grantor” means the Issuer, the Co-Issuer, each Guarantor that is a party hereto, and each Guarantor that becomes a party to this Agreement after the Completion Date.

“Holdings” has the meaning assigned to such term in the recitals of this Agreement.

“Indenture” has the meaning assigned to such term in the recitals of this Agreement.

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, the intellectual property rights in software and databases and related documentation, and all additions and improvements to the foregoing.

“Intellectual Property Security Agreements” means the short-form Patent Security Agreement, short-form Trademark Security Agreement, and short-form Copyright Security Agreement, each substantially in the form attached hereto as Exhibits III, IV and V, respectively.

“Intercompany Note” means a promissory note between and among Holdings and/or any of its Subsidiaries.

“Intercreditor Agreements” means the Pari Passu Intercreditor Agreement, the Junior Lien Intercreditor Agreement and the ABL/Fixed Asset Intercreditor Agreement, collectively, in each case to the extent in effect.

“Issuer” has the meaning assigned to such term in the recitals of this Agreement.

“License” means any (i) Patent License, (ii) Trademark License, (iii) Copyright License or other intellectual property license or sublicense agreement to which any Grantor is a party, together with any and all (x) renewals, extensions, supplements and continuations thereof, (y) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto, including damages and payments for past, present or future infringements or violations thereof, and (z) rights to sue for past, present and future violations thereof.

“Material Adverse Effect” means a (a) material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of Holdings and its Restricted Subsidiaries, taken as a whole; (b) material adverse effect on the ability of the Issuer, the Co-Issuer and the Guarantors (taken as a whole) to fully and timely perform any of their payment obligations under any Notes Document to which the Issuer, the Co-Issuer or any of the Guarantors is a party; or (c) material adverse effect on the rights and remedies available to the Trustee, Holders or any Agent under any Notes Document.

“Notes” has the meaning assigned to such term in the recitals of this Agreement.

“Notes Collateral Agent” has the meaning assigned to such term in the recitals of this Agreement.

“Notes Documents” means the Indenture, the Notes and the Security Documents.

“Organizational Documents” means (a) with respect to any corporation or exempted company, the certificate or articles of incorporation and the bylaws or memorandum and articles of association (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, exempted limited partnership, joint venture, trust or other form of business entity, the partnership, exempted limited partnership, joint venture or other applicable agreement of formation, registration or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation, registration or organization with the applicable Governmental Authority in the jurisdiction of its formation, registration or organization and, if applicable, any certificate or articles of formation, registration or organization of such entity.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party by a Grantor any right to make, use or sell any invention on which a Patent now or hereafter owned by any Grantor or patent or patent application that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent or patent application, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters Patent of the United States or any other country in or to which any Grantor now or hereafter has any right, title or interest therein, all registrations and recordings thereof, and all applications for letters Patent of the United States or any other country, including registrations, recordings and pending applications in the USPTO, and (b) all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an Officer of the Issuer.

“Pledged Certificated Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership certificates or other securities represented by a certificate now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means the Pledged Equity and Pledged Debt.

“Secured Obligations” means the “Pari Passu Notes Obligations” (as defined in the Indenture).

“Secured Parties” means the Notes Collateral Agent, the Trustee and each Holder.

“Security Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party, by a Grantor, any right to use any Trademark now or hereafter owned by any Grantor or trademark or trademark application that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark or trademark application now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, trade dress, domain names, logos, designs, fictitious business names and other source or business identifiers, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO or any similar offices in any other country or State of the United States or any political subdivision thereof, and all extensions or renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor and (b) all goodwill connected with the use of and symbolized thereby.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

ARTICLE II

Pledge of Securities

Section 2.01.

Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations each of the Grantors hereby assigns and pledges to the Notes Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Notes Collateral Agent, for the benefit of the Secured Parties, a security interest in all of such Grantors’ right, title and interest in, to and under:

(i) all Equity Interests held by it, including those that are listed on Schedule II, and any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include Excluded Assets;

(ii) (A) the debt securities owned by it, (B) any debt securities obtained in the future by such Grantor and (C) the promissory notes and any other instruments evidencing Indebtedness owed to it (including those listed on Schedule II) or obtained in the future by such Grantor (the “Pledged Debt”); provided that (x) the Pledged Debt shall not include any Excluded Assets and (y) the Pledged Debt of Holdings shall be limited to the promissory notes and any other instruments evidencing Indebtedness owed to it by the Issuer, the Co-Issuer or any Restricted Subsidiary, including those listed on Schedule II;

(iii) all other property that may be delivered to and held by the Notes Collateral Agent pursuant to the terms of this Section 2.01 and Section 2.02;

(iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above;

(v) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and

(vi) all Proceeds of any of the foregoing

(the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Notes Collateral Agent, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 2.02.	Delivery of the Pledged Securities.

(a) Each Grantor agrees promptly (but in any event with respect to Pledged Certificated Securities owned on the Completion Date, within the time period and subject to the conditions set forth in paragraph (d) of this Section 2.02 and in the case of Pledged Securities obtained after the date hereof, within 60 days after receipt by such Grantor or as promptly as reasonably practicable thereafter), subject to any applicable Intercreditor Agreement, to deliver or cause to be delivered to the Notes Collateral Agent, for the benefit of the Secured Parties, any and all (i) Pledged Equity constituting Pledged Certificated Securities and (ii) to the extent required to be delivered pursuant to paragraph (b) of this Section 2.02, Pledged Debt constituting Pledged Certificated Securities.

(b) Subject to any applicable Intercreditor Agreement, each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $50,000,000 owed to such Grantor by any Person that is evidenced by a duly executed promissory note to be pledged and delivered to the Notes Collateral Agent (except to the extent already represented by and superseded by the Intercompany Note delivered to the Bank Collateral Agent or the Notes Collateral Agent, as the case may be), for the benefit of the Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Notes Collateral Agent, any Pledged Certificated Securities shall be accompanied by undated stock or security powers duly executed in blank or other instruments of transfer in customary form and by such other instruments and documents as is customary (subject to the Collateral and Guarantee Requirement). Each delivery of Pledged Certificated Securities shall be accompanied by a schedule describing the Pledged Certificated Securities, which schedule shall be deemed to supplement Schedule II and made a part hereof; provided that failure to supplement Schedule II shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

(d) Subject to any applicable Intercreditor Agreement, the security interests in the Collateral securing the Notes (other than as set forth in the following proviso) will not be required to be in place on the Completion Date and will not be perfected on such date, but will be required to be put in place no later than 90 days after the Completion Date (or such later date as the Bank Collateral Agent may agree with respect to similar obligations in respect of the Senior Secured Credit Facilities) or as promptly as reasonably practicable thereafter; provided, however, the perfection of the security interests (1) in the certificated Equity Interests of the Issuer and, to the extent received by the Issuer after use of its commercially reasonable efforts to obtain such certificates, the Issuer’s wholly-owned Domestic Subsidiaries will be required to be delivered on the Completion Date and (2) in other assets with respect to which a Lien may be perfected by the filing of a UCC financing statement (or equivalent), which UCC financing statement (or equivalent) will be required to be filed by the Grantors as of the Completion Date.

Section 2.03.	Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to and with the Notes Collateral Agent, for the benefit of the Secured Parties, that:

(a) as of the date hereof, Schedule II sets forth all Equity Interests owned by such Grantor required to be pledged by such Grantor hereunder in order to satisfy the Collateral and Guarantee Requirement and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity owned by such Grantor and all Pledged Debt owned by such Grantor;

(b) the Pledged Equity and Pledged Debt issued by the Issuer, the Co-Issuer or a Restricted Subsidiary have been duly and validly authorized and issued by the issuers thereof and, in the case of the Pledged Equity, are fully paid and nonassessable (to the extent such concept is applicable), and in the case of the Pledged Debt, are legal, valid and binding obligations of the issuers thereof, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights generally;

(c) except for the security interests granted hereunder, such Grantor (i) is, subject to any transfers made in compliance with the Indenture, the direct owner, beneficially and of record, of the Pledged Equity and Pledged Debt indicated on Schedule II, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Security Documents and (B) Liens expressly permitted pursuant to Section 4.12 of the Indenture, and (iii) if requested by the Notes Collateral Agent (acting at the written direction of the Required Holders), will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations (i) imposed or permitted by the Notes Documents or securities laws generally and (ii) in the case of Pledged Equity of Persons that are not Subsidiaries, transfer restrictions that exist at the time of acquisition of Equity Interests in such Persons, the Pledged Collateral is freely transferable and assignable, and none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Notes Collateral Agent of rights and remedies hereunder;

(e) the execution and performance by the Grantors of this Agreement are within each Grantor’s corporate, limited liability company or limited partnership powers and have been duly authorized by all necessary corporate, limited liability company or limited partnership action or other organizational action;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Issuer, the Co-Issuer and the Guarantors in favor of the Notes Collateral Agent for the benefit of the Secured Parties and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given, or made or to be in full force and effect pursuant to the Collateral and Guarantee Requirement);

(g) by virtue of the execution and delivery by each Grantor of this Agreement and the delivery of the Pledged Certificated Securities in accordance with this Agreement to and continued possession by the Notes Collateral Agent (or to the Bank Collateral Agent, as its bailee pursuant to the First Lien Intercreditor Agreement) in the State of New York, the Notes Collateral Agent for the benefit of the Secured Parties has a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations to the extent such perfection is governed by the UCC, subject only to Liens permitted by Section 4.12 of the Indenture; and

(h) the pledge effected hereby is effective to vest in the Notes Collateral Agent, for the benefit of the Secured Parties, the rights of a secured party in the Pledged Collateral to the extent intended hereby.

Subject to the terms of this Agreement or any applicable Intercreditor Agreement, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Notes Collateral Agent (acting at the written direction of the Required Holders) with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.

Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the Indenture excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to perfect any security interest in favor of the Notes Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral, the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Notes Collateral Agent for the benefit of the Secured Parties (including, without limitation, this Section 2.03) shall be deemed not to apply to such excluded assets.

Section 2.04.

Certification of Limited Liability Company and Limited Partnership Interests. No interest in any limited liability company or limited partnership controlled by any Grantor that constitutes Pledged Equity shall be represented by a certificate unless (i) the limited liability company agreement or partnership agreement expressly provides that such interests shall be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction, and (ii) subject to any applicable Intercreditor Agreement, such certificate shall be delivered to the Notes Collateral Agent in accordance with Section 2.02. Any limited liability company and any limited partnership controlled by any Grantor shall either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the UCC or (b) certificate any Equity Interests in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is certificated or becomes certificated, (i) each such certificate shall, subject to any applicable Intercreditor Agreement, be delivered to the Notes Collateral Agent, pursuant to Section 2.02(a) and (ii) such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof.

Section 2.05.

Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and be continuing and the Notes Collateral Agent shall have given the Issuer at least one (1) Business Day’s prior written notice of its intent to exercise such rights, (a) the Notes Collateral Agent, on behalf of the Secured Parties, shall have the right (but not the obligation) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Notes Collateral Agent and each Grantor will promptly give to the Notes Collateral Agent copies of any written notices or other written communications received by it with respect to Pledged Equity registered in the name of such Grantor and (b) the Notes Collateral Agent shall have the right (but not the obligation) to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement, to the extent not prohibited by the documentation governing such Pledged Securities and applicable laws.

Section 2.06.	Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Notes Collateral Agent shall have provided at least one (1) Business Day’s prior written notice to the Issuer that the rights of the Grantors under this Section 2.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof and each Grantor agrees that it shall exercise such rights for purposes consistent with the terms of this Agreement, the Indenture and the other Notes Documents.

(ii) The Notes Collateral Agent shall promptly (after reasonable advance written notice by such Grantor), at the expense of such Grantor execute and deliver to each Grantor or cause to be executed and delivered to such Grantor all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Notes Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Secured Parties and shall, subject to any applicable Intercreditor Agreement, be delivered to the Notes Collateral Agent pursuant to Section 2.02(a) and in the same form as so received (with any necessary customary endorsement). So long as no Default or Event of Default has occurred and is continuing, the Notes Collateral Agent shall promptly deliver to each Grantor at the expense of such Grantor any Pledged Securities in its possession if requested in writing by such Grantor to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by the Indenture in accordance with this Section 2.06(a)(iii).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Notes Collateral Agent shall have notified the Issuer of the suspension of the Grantors’ rights under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Notes Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Notes Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be promptly (and in any event within 10 days or such longer period as is reasonably practical) delivered to the Notes Collateral Agent in the same form as so received (with any necessary customary endorsement). Any and all money and other property paid over to or received by the Notes Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Notes Collateral Agent in an account to be established by the Notes Collateral Agent upon receipt of such money or other property and shall, subject to any applicable Intercreditor Agreement, be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Issuer has delivered to the Notes Collateral Agent an Officer’s Certificate of the Issuer to that effect, the Notes Collateral Agent shall promptly repay to each Grantor (without interest), all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Notes Collateral Agent shall have provided the Issuer with notice of the suspension of its rights under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Notes Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Notes Collateral Agent, which shall have the sole and exclusive right and authority (but not the obligation) to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Holders, the Notes Collateral Agent shall have the right (but not the obligation) from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Issuer has delivered to the Notes Collateral Agent an Officer’s Certificate of the Issuer to that effect, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above, and the obligations of the Notes Collateral Agent under paragraph (a)(ii) of this Section 2.06 shall be reinstated.

(d) Any notice given by the Notes Collateral Agent to the Issuer under Section 2.05 or this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Notes Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Notes Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

Section 3.01.	Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Secured Obligations each Grantor hereby assigns and pledges to the Notes Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Notes Collateral Agent for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all Equipment;

(v) all General Intangibles;

(vi) all Goods;

(vii) all Instruments;

(viii) all Inventory;

(ix) all Investment Property;

(x) all books and records pertaining to the Article 9 Collateral;

(xi) all Letter-of-Credit Rights but only to the extent constituting a Supporting Obligation for other Article 9 Collateral as to which perfection of a security interest in such Article 9 Collateral is accomplished by the filing of a UCC financing statement;

(xii) all Intellectual Property; and

(xiii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, notwithstanding anything to the contrary in this Agreement, (i) this Agreement shall not constitute a grant of a security interest in any Excluded Assets and the term “Article 9 Collateral” shall not include any Excluded Assets and (ii) this Agreement shall not constitute a grant of security interest in (and Holdings shall not be deemed to be Grantor with respect to) any assets of Holdings other than Pledged Equity with respect to the Issuer and all Proceeds thereof owned by it and pledged pursuant to Section 2.01.

(b) Subject to Section 3.01(e), each Grantor hereby irrevocably authorizes the Notes Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file, at the expense of such Grantor, in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as “all assets” or “all personal property” of such Grantor or words of similar effect or as being of an equal or lesser scope or with greater detail and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Notes Collateral Agent promptly upon any reasonable request. For the avoidance of doubt, such authorization shall not impose any duty or obligation on the Notes Collateral Agent to make any such filing, such obligation being that of each Grantor hereunder.

(c) The Security Interest is granted as security only and shall not subject the Notes Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d) The Notes Collateral Agent is authorized (but not obligated) to file, at the expense of each Grantor, with the USPTO or the USCO (or any successor office) such documents executed by each Grantor, as applicable, which shall be executed by each such Grantor as may be necessary or advisable for the purpose of creating, attaching and perfecting the Security Interest in United States Intellectual Property of each Grantor in which a security interest has been granted by each such Grantor and naming any Grantor or the Grantors as debtors and the Notes Collateral Agent as secured party. No Grantor shall be required to complete any filings governed by non-United States laws or take any other action with respect to the perfection of the Security Interests created hereby in any Intellectual Property subsisting in any non-United States jurisdiction. For the avoidance of doubt, such authorization shall not impose any duty or obligation on the Notes Collateral Agent to make any such filing, such obligation being that of each Grantor hereunder.

(e) Notwithstanding anything to the contrary in the Notes Documents, none of the Grantors shall be required, nor is the Notes Collateral Agent authorized, (i) to perfect the Security Interests granted by this Agreement (including Security Interests in Investment Property) by any means other than by (A) filings pursuant to the UCC in the office of the secretary of state (or similar central filing office) of the relevant State(s), (B) filings with the USPTO or the USCO, as applicable, with respect to Intellectual Property of the Grantors as expressly required elsewhere herein, (C) subject to any applicable Intercreditor Agreement, delivery to the Notes Collateral Agent to be held in its possession of all Collateral consisting of Instruments and certificated Pledged Equity as expressly required elsewhere herein or (D) other methods expressly provided herein, (ii) to enter into any deposit account control agreement, securities account control agreement or any other control agreement with respect to any deposit account, securities account or any other Collateral that requires perfection by “control”, (iii) to take any action (other than the actions listed in clauses (i)(A) and (C) above) with respect to any assets located outside of the United States, (iv) to perfect in any assets subject to a certificate of title statute or (v) to deliver any Equity Interests except as expressly provided in Section 2.01, Section 2.02 or Section 2.04.

Section 3.02.	Representations and Warranties. Each Grantor jointly and severally represents and warrants, as to itself and the other Grantors, to the Notes Collateral Agent and the Secured Parties that:

(a) Subject to Liens permitted by Section 4.12 of the Indenture, each Grantor has good and valid rights in and title (except as otherwise permitted by the Notes Documents) to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Notes Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and those consents or approvals, the failure of which to be obtained or to be made could not reasonably be expected to have a Material Adverse Effect.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects (except the information therein with respect to the exact legal name of each Grantor shall be correct and complete in all respects) as of the Completion Date. Subject to Section 3.01(e), the UCC financing statements or other appropriate filings, recordings or registrations prepared based upon the information provided in the Perfection Certificate for filing in the applicable filing office (or specified by notice from the Issuer to the Notes Collateral Agent after the Completion Date in the case of filings, recordings or registrations (other than filings required to be made in the USPTO and the USCO in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights and exclusive Copyright Licenses of United States registered copyrights granted to a Grantor), in each case, as required by Section 4.18 of the Indenture), are all of the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Notes Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC, and no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(c) Each Grantor represents and warrants on the date hereof that (i) Intellectual Property Security Agreements containing a description of all Article 9 Collateral consisting of United States issued Patents (and Patents for which United States applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights and exclusive Copyright Licenses of United States registered copyrights granted to a Grantor, respectively (other than, in each case, any Excluded Assets), have been executed by the applicable Grantor owning any such Article 9 Collateral and have been delivered to the Notes Collateral Agent and have been or will be sent by such Grantor for recording with the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable (for the benefit of the Secured Parties) and (ii) to the extent a security interest in such Article 9 Collateral may be perfected by filing, recording or registration in the USPTO or USCO under federal intellectual property laws, then the recording of such Intellectual Property Security Agreements with the USPTO and the USCO will be sufficient to establish a legal, valid and perfected security interest in favor of the Notes Collateral Agent, for the benefit of the Secured Parties, in all such Article 9 Collateral and no further or subsequent filing, refiling, recording, rerecording, registration or re-registration is necessary (other than (x) such filings and actions as are necessary to perfect the Security Interest with respect to any such Article 9 Collateral acquired, applied for or developed by any Grantor after the date hereof and (y) the UCC financing and continuation statements contemplated in Section 3.02(b)).

(d) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC and (iii) subject to the filings described in Section 3.02(c), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of an Intellectual Property Security Agreement with the USPTO and the USCO, as applicable, within the ninety day period after the date hereof pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the thirty day period after the date hereof pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than any Liens expressly permitted pursuant to Section 4.12 of the Indenture.

(e) The Article 9 Collateral is held by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 4.12 of the Indenture. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for filings contemplated hereby, Liens expressly permitted pursuant to Section 4.12 of the Indenture and assignments permitted or not prohibited by the Indenture.

Section 3.03.	Covenants.

(a) The Issuer agrees to notify the Notes Collateral Agent in writing promptly, but in any event within 60 days (or as promptly as reasonably practicable thereafter), after any change in (i) the legal name of any Grantor, (ii) the identity or type of organization or corporate structure of any Grantor or (iii) the jurisdiction of organization of any Grantor. Each Grantor agrees to promptly provide the Notes Collateral Agent, upon its reasonable request, the certified Organizational Documents reflecting any of the changes in the preceding sentence. The Grantors shall, within the applicable statutory periods, make all filings under the Uniform Commercial Code of any applicable jurisdiction or otherwise that are required in order for the Notes Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and take all actions necessary to ensure that the Liens created under the Security Documents continue to be valid and perfected at all times following such change to the same extent as they were valid and perfected immediately prior to such change. To the extent applicable law requires Notes Collateral Agent’s consent for any such filings or actions, such consent shall be deemed to be given by the Notes Collateral Agent.

(b) Subject to the Collateral and Guarantee Requirement, Section 3.01(e) and Section 3.03(f)(iv), each Grantor shall, at its own expense, use commercially reasonable efforts necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Notes Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 4.12 of the Indenture; provided that, nothing in this Agreement shall prevent any Grantor from discontinuing the operation or maintenance of any of its assets, rights or properties if such discontinuance is not prohibited by the Indenture.

(c) Subject to the Collateral and Guarantee Requirement and Section 3.01(e), each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as may be necessary or required under the Notes Documents or any applicable Intercreditor Agreement to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. To the extent applicable law requires Notes Collateral Agent’s consent for any such filings or actions, such consent shall be deemed to be given by the Notes Collateral Agent. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $100,000,000 shall be or become evidenced by any promissory note, other instrument or debt security, such note, instrument or debt security shall, subject to any applicable Intercreditor Agreement, be promptly (and in any event within 60 days of its acquisition or as soon as reasonably practicable thereafter) pledged and delivered to the Notes Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Notes Collateral Agent.

(d) At its option (acting upon the written direction of the Required Holders), after the occurrence and during the continuance of an Event of Default, the Notes Collateral Agent may (but shall not be obligated to) discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 4.12 of the Indenture, and may (but shall not be obligated to) pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Indenture or any other Notes Document and within a reasonable period of time after the Notes Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Notes Collateral Agent within 10 Business Days after demand for any payment made or any reasonable expense incurred by the Notes Collateral Agent pursuant to the foregoing authorization; provided, however, the Grantors shall not be obligated to reimburse the Notes Collateral Agent with respect to any Intellectual Property that any Grantor has disposed of, discontinued the use or maintenance of, failed to pursue, or otherwise allowed to lapse, terminate, or be put into the public domain in accordance with Section 3.03(f)(iv). Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Notes Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Notes Documents.

(e) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person the value of which is in excess of $50,000,000 to secure payment and performance of an Account, such Grantor shall, subject to any applicable Intercreditor Agreement, promptly (but in any event within 60 days after such action by such Grantor or as soon as reasonably practicable thereafter) assign such security interest to the Notes Collateral Agent for the benefit of the Secured Parties; provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Assets. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(f) Intellectual Property Covenants.

(i) Other than to the extent not prohibited herein or in the Indenture or with respect to registrations and applications no longer used or useful, except to the extent failure to do so would not, as deemed by the applicable Grantor in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Intellectual Property for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all commercially reasonable steps, including, without limitation, in the USPTO, the USCO and any other Governmental Authority located in the United States, to pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application now or hereafter included in the Intellectual Property of such Grantor that are not Excluded Assets.

(ii) Other than to the extent not prohibited herein or in the Indenture, or with respect to registrations and applications no longer used or useful, or except where failure to do so would not, as deemed by the applicable Grantor in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property, excluding Excluded Assets, may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, become publicly known).

(iii) Other than as excluded or as not prohibited herein or in the Indenture, or with respect to Patents, Copyrights or Trademarks which are no longer used or useful, or except where failure to do so would not, as deemed by the applicable Grantor in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and protect each item of its Intellectual Property, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking commercially reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to standards of quality.

(iv) Notwithstanding any other provision of this Agreement, nothing in this Agreement or any other Notes Document prevents or shall be deemed to prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate, or be put into the public domain, any of its Intellectual Property to the extent permitted by the Indenture if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

(v) Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property constituting Article 9 Collateral after the Completion Date, the provisions of this Agreement shall automatically apply thereto and it shall automatically become “Intellectual Property” hereunder.

(vi) Within five days after each delivery period as required for the delivery of the annual compliance certificate required to be delivered under Section 4.04 of the Indenture, the Issuer shall (i) provide a list of any Article 9 Collateral of all Grantors consisting of United States issued Patents (and Patents for which United States applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights and exclusive Copyright Licenses of United States registered copyrights granted to a Grantor, respectively (other than, in each case, any Excluded Assets) and not previously disclosed to the Notes Collateral Agent, including such information as is necessary for such Grantor to make appropriate filings in the USPTO and USCO and (ii) execute and deliver to the Notes Collateral Agent and file with the USPTO and USCO, as applicable, an Intellectual Property Security Agreement to record the grant of the security interest hereunder in such Article 9 Collateral. As soon as practicable upon each such filing and recording, the Issuer shall deliver to the Notes Collateral Agent true and correct copies of the relevant documents, instruments and receipts evidencing such filing and recording.

ARTICLE IV

Remedies

Section 4.01.

Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that, subject to any applicable Intercreditor Agreement, the Notes Collateral Agent shall have the right (but not the obligation) to exercise any and all rights afforded to a secured party with respect to the Collateral and the Secured Obligations under the UCC or other applicable law and also may (but shall not be obligated to) (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Notes Collateral Agent, promptly assemble all or part of the Collateral as directed by the Notes Collateral Agent and make it available to the Notes Collateral Agent at a place and time to be designated by the Notes Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased (it being acknowledged and agreed that the Grantors are not required to obtain any waiver or consent from any owner of such leased premises in connection with such occupancy or attempted occupancy) by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Notes Collateral Agent shall provide the applicable Grantor with reasonable prior notice thereof which in any event shall be at least 10 days prior to such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Notes Collateral Agent shall provide the applicable Grantor with reasonable notice thereof prior to such exercise (it being understood that the notice in the next paragraph is reasonable); and (iv) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Notes Collateral Agent shall deem appropriate. The Notes Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Notes Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any law now existing or hereafter enacted.

Subject to any applicable Intercreditor Agreement, the Notes Collateral Agent shall give the applicable Grantors at least 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Notes Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Notes Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Notes Collateral Agent may (in its sole and absolute discretion) determine. The Notes Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Notes Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Notes Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Notes Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may (but shall not be obligated to) bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may (but shall not be obligated to) make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Notes Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Notes Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Notes Collateral Agent may (but shall not be obligated to) proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

Section 4.02.

Application of Proceeds. Subject to any applicable Intercreditor Agreement, the Notes Collateral Agent shall distribute the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, to the Trustee for application in accordance with Section 6.13 of the Indenture.

Subject to any applicable Intercreditor Agreement, the Notes Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Notes Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Notes Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Notes Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

The Notes Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Notes Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error).

Section 4.03.

Grant of License to Use Intellectual Property. For the exclusive purpose of enabling the Notes Collateral Agent to exercise rights and remedies under this Agreement at such time as the Notes Collateral Agent shall be lawfully entitled (but not obligated) to exercise such rights and remedies at any time after and during the continuance of an Event of Default, each Grantor hereby grants to the Notes Collateral Agent, effective as of an Event of Default, a non-exclusive, royalty-free, limited license (until the waiver or cure of all Events of Default and the delivery by the Issuer to the Notes Collateral Agent of an Officer’s Certificate of the Issuer to that effect) to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that (i) all of the foregoing rights of the Notes Collateral Agent, and (to the extent permitted by the terms of such licenses and sublicenses) all such licenses and sublicenses granted thereunder, shall expire immediately upon the waiver or cure of all Events of Default and the delivery by the Issuer to the Notes Collateral Agent of an Officer’s Certificate of the Issuer to that effect and shall be exercised by the Notes Collateral Agent solely during the continuance of an Event of Default (it being understood that the foregoing license grant shall be re-instituted upon any subsequent Events of Default), and (ii) nothing in this Section 4.03 shall require Grantors to grant any license or sublicense that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of cancellation of any contract, license, agreement, instrument or other document executed with a third party; provided, further, that (x) any such license or sublicense to the Notes Collateral Agent and any such license or sublicense granted by the Notes Collateral Agent to a third party (including the access rights set forth above), shall include reasonable and customary terms and conditions necessary to preserve the existence, validity and value of the affected Intellectual Property, including without limitation, provisions requiring the continuing confidential handling of trade secrets and confidential information, protecting data and system security, requiring the use of appropriate notices and prohibiting the use of false notices, quality control and inurement provisions with regard to Trademarks, patent designation provisions with regard to Patents, copyright notices and restrictions on decompilation and reverse engineering of copyrighted software (it being understood that the incorporation of standard or customary terms and conditions used by the Grantor in its own intellectual property licenses or agreement as of the date of the Event of Default satisfies the foregoing criteria) and (y) without limiting any other rights and remedies of the Notes Collateral Agent under this Agreement, any other Notes Document or applicable law, nothing in the foregoing license grant shall be construed as granting the Notes Collateral Agent rights in and to such Intellectual Property above and beyond (A) the rights to such Intellectual Property that each Grantor has reserved for itself and (B) in the case of intellectual property that is licensed to any such Grantor by a third party, the extent to which such Grantor has the right to grant a sublicense to such intellectual property hereunder). For the avoidance of doubt, the use of such license by the Notes Collateral Agent may be exercised, at the option of the Notes Collateral Agent, only during the continuation of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Notes Collateral Agent may (but shall not be obligated to) also exercise the rights afforded under Section 4.01 of this Agreement with respect to Intellectual Property contained in the Article 9 Collateral.

ARTICLE V

Subordination

Section 5.01.	Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors to indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Secured Obligations. No failure on the part of the Issuer or any Grantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

(b) Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Notes Collateral Agent, all Indebtedness owed to it by any other Grantor shall be fully subordinated to the payment in full in cash of the Secured Obligations.

ARTICLE VI

Miscellaneous

Section 6.01.

Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.01 of the Indenture. All communications and notices hereunder to the Issuer or any other Grantor shall be given to it in care of the Issuer as provided in Section 13.01 of the Indenture.

Section 6.02.	Waivers; Amendment.

(a) No failure or delay by any Secured Party in exercising any right, remedy, power or privilege hereunder or under any other Notes Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Secured Parties herein provided, and provided under each other Notes Document, are cumulative and are not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) Subject to the terms of any applicable Intercreditor Agreement, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Notes Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Indenture.

Section 6.03.	Notes Collateral Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Notes Collateral Agent shall receive reimbursement of its reasonable out-of-pocket expenses (including reasonable attorneys’ fees and expenses) incurred hereunder and indemnity for its actions in connection herewith as provided in Section 7.06 of the Indenture; provided that each reference therein to the “Issuer” shall be deemed to be a reference to “each Grantor”.

(b) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Notes Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Notes Document, or any investigation made by or on behalf of the Notes Collateral Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within 30 days of written demand therefor.

Section 6.04.	Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 6.05.

Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors hereunder and in the other Notes Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Notes Documents, and shall continue in full force and effect as long as this Agreement has not been terminated or released pursuant to Section 6.11 below.

Section 6.06.

Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic communication of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. This Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Notes Collateral Agent and a counterpart hereof shall have been executed on behalf of the Notes Collateral Agent, and thereafter shall be binding upon such Grantor and the Notes Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Notes Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 6.07.

Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.08.	Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.

(a) The terms of Sections 14.07 and 14.08 of the Indenture with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 6.09.

Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 6.10.

Security Interest Absolute. To the extent permitted by law, all rights of the Notes Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Notes Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Notes Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) subject only to termination of a Grantor’s obligations hereunder in accordance with the terms of Section 6.11, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

Section 6.11.	Termination or Release.

(a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Secured Obligations and any Liens granted under this Agreement shall be automatically released upon the payment in full of all Secured Obligations (other than contingent indemnification obligations not yet accrued and payable).

(b) A Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Guarantor shall be automatically released as and when such Guarantor is released from its Guarantee pursuant to Section 10.06 of the Indenture. At the sole option of the Issuer, any Person that constitutes Holdings shall be automatically released from its obligations hereunder and the Security Interest in the Collateral of such Person shall be automatically released if such Person shall cease to be Holdings under the Indenture pursuant to the definition of “Holdings” and subject to the assumption of all obligations of “Holdings” under the Notes Documents by such other entity pursuant to the definition thereof in the Indenture and satisfaction of the Collateral and Guarantee Requirement by such entity, including joining this Agreement pursuant to Section 6.12 below; provided that 100% of the Equity Interests of the Issuer shall be pledged to the Notes Collateral Agent to secure the Secured Obligations.

(c) The security interest in any Collateral granted hereunder shall be automatically released in accordance with Section 13.02 of the Indenture.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 6.11, the Notes Collateral Agent shall execute and deliver to any Grantor at such Grantor’s expense, all documents prepared by or on behalf of such Grantor that such Grantor shall reasonably request in writing to evidence such termination or release and shall perform such other actions reasonably requested in writing by such Grantor to effect such release, including delivery of Pledged Certificated Securities then in the Notes Collateral Agent’s possession. Any execution and delivery of documents pursuant to this Section 6.11 shall be without recourse to or representation or warranty by the Notes Collateral Agent.

Section 6.12.	Additional Grantors.

(a) Pursuant to Section 4.15 of the Indenture, certain additional Restricted Subsidiaries of the Holdings may be required to enter in this Agreement as Grantors. Upon execution and delivery by a Restricted Subsidiary of a Security Agreement Supplement, such Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.

(b) From time to time, any Person that becomes Holdings under the Indenture may be required to enter into this Agreement as a Grantor. Upon execution and delivery by such Person of a Security Agreement Supplement, such Person shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.

(c) The execution and delivery of any such instrument described in clauses (a) and (b) above shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 6.13.

Notes Collateral Agent Appointed Attorney-in-Fact. Subject to any applicable Intercreditor Agreement, each Grantor hereby appoints the Notes Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Notes Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable during the continuance of such Event of Default and is coupled with an interest.

Without limiting the generality of the foregoing, the Notes Collateral Agent shall have the right (but not the obligation), upon the occurrence and during the continuance of an Event of Default and notice by the Notes Collateral Agent to the applicable Grantor of the Notes Collateral Agent’s intent to exercise such rights, with full power of substitution either in the Notes Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Notes Collateral Agent; (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Notes Collateral Agent were the absolute owner of the Collateral for all purposes; (i) to make, settle and adjust claims in respect of Article 9 Collateral under policies of insurance, to endorse the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance; (j) to make all determinations and decisions with respect thereto; and (k) to obtain or maintain the policies of insurance required by the Collateral and Guarantee Requirement or to pay any premium in whole or in part relating thereto; provided that nothing herein contained shall be construed as requiring or obligating the Notes Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Notes Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Notes Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction. The grant of power to the Notes Collateral Agent under this Section 6.13 shall not impose an obligation on the Notes Collateral Agent to exercise such powers.

Section 6.14.

General Authority of the Notes Collateral Agent. By acceptance of the benefits of this Agreement and any other Security Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Notes Collateral Agent as its agent hereunder and under such other Security Documents, (b) to confirm that the Notes Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Security Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Security Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Security Document and (d) to agree to be bound by the terms of this Agreement and any other Security Documents.

Section 6.15.

Reasonable Care. The Notes Collateral Agent is required to use reasonable care in the custody and preservation of any of the Collateral in its possession; provided, that the Notes Collateral Agent shall be deemed to have used reasonable care in the custody and preservation of any of the Collateral, if such Collateral is accorded treatment substantially similar to that which the Notes Collateral Agent accords its own property.

Section 6.16.

Delegation; Limitation. The Notes Collateral Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact (as determined in a final and non-appealable judgment by a court of competent jurisdiction) selected by it with reasonable care and without gross negligence or willful misconduct (as determined in a final and non-appealable judgment by a court of competent jurisdiction).

Section 6.17.

Reinstatement. The obligations of the Grantors under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Issuer, the Co-Issuer or Guarantors in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 6.18.

Miscellaneous. The Notes Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until a Responsible Officer of the Notes Collateral Agent shall have received a written notice from the Trustee or the Issuer referring to the Indenture, describing such Event of Default and stating that such notice is a “notice of default.”

Section 6.19.

Intercreditor Agreements. Notwithstanding any provision to the contrary contained herein, the terms of this Agreement, the Liens created hereby and the rights and remedies of the Notes Collateral Agent hereunder are subject to the terms of each applicable Intercreditor Agreement. In the event of any conflict or inconsistency between the terms of this Agreement and an Intercreditor Agreement, the terms of that Intercreditor Agreement shall govern.

Section 6.20.

UCC Filings. For the avoidance of doubt, nothing herein shall require the Notes Collateral Agent to file or record with the USPTO or the USCO or file financing statements, amendments thereto or continuation statements, or be responsible for perfecting or maintaining the perfection of the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Notes Document) and such responsibility shall be solely that of the Grantors to the extent required by this Agreement and to the extent permitted by applicable law.

Section 6.21.

Concerning the Notes Collateral Agent; Incorporation by Reference. Wilmington Trust, National Association is entering this Agreement not in its individual capacity, but solely in its capacity as Notes Collateral Agent under the Indenture. The Notes Collateral Agent shall act hereunder only in accordance with the terms and conditions of the Indenture and shall be entitled to all of the rights, protections, immunities and indemnities granted to the Notes Collateral Agent under the Indenture, including without limitation those set forth in Articles 7 and 13 of the Indenture, as if such rights, protections, immunities and indemnities were expressly set forth herein. Any and all actions the Notes Collateral Agent takes or omits to take hereunder shall be covered by the indemnity provisions of the Indenture which shall be deemed to be incorporated by reference herein. In the case of a conflict between this Agreement or any other Security Document and the Indenture, the Indenture shall govern the rights and obligations of the Notes Collateral Agent. Notwithstanding anything in this Agreement or any other Notes Document to the contrary, in the exercise of any power or discretion under this Agreement, the Notes Collateral Agent shall be entitled to seek the direction of the Trustee or the Required Holders and shall be entitled to refrain from acting (and shall have no liability to any Person for doing so) until it has received such direction accompanied by, if requested, indemnity or security satisfactory to the Notes Collateral Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

MOZART DEBT MERGER SUB INC.

/s/ Anushka Sunder
Name: Anushka Sunder
Title: Co-President

MEDLINE CO-ISSUER, INC.

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: General Counsel, Assistant Secretary

MEDLINE BORROWER, LP
By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: General Counsel, Assistant Secretary

MEDLINE INTERMEDIATE, LP
By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: General Counsel, Assistant Secretary

APLICARE PRODUCTS, LLC
ESMA-MED-UXBRIDGE, LLC
ESNY-MED-MONTGOMERY, LLC
EXCELSIOR MEDICAL, LLC
HEALTHCARE RECOVERY
SERVICES LLC
MBSI, LLC
MEDCAL SALES LLC
MEDLINE MEXICO HOLDINGS, LLC
MEDLINE MILLS INDUSTRIES LLC
MEDLINE MILLS LLC
MEDLINE PHARMACY LLC
MEDLINE SOONER ACQUISITION, LLC
MEDLINE UNITED KINGDOM LLC MEDLINE VENTURES, LLC
MEDTRANS LLC
NIMA ACQUISITION, LLC
NORTHPOINT MEDICAL PROCESSING, LLC
PDM HOLDINGS, LLC
SIMCON INTERNATIONAL, LLC
SURGICAL INSTRUMENT SERVICES AND SAVINGS, LLC
SUTURE EXPRESS, LLC
TRI-STATE MEXICO HOLDINGS, LLC

By: MEDLINE INDUSTRIES, LP
Its: Manager

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: General Counsel, Assistant Secretary

MEDLINE INTERNATIONAL SALES CORPORATION MEDLINE INTERNATIONAL HOLDCO, INC.

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: Assistant Secretary

CENTURION MEDICAL PRODUCTS, LP
MEDLINE INDUSTRIES, LP

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: General Counsel, Assistant Secretary

MEDLINE BERMUDA HOLDINGS LLC
MEDLINE INTERNATIONAL, LLC
MEXICALI DIRECTO HOLDINGS, LLC
PMM HOLDINGS, LLC
THIN CANDIED SHELL, LLC

By: STELLAR HOLDCO, LLC
Its: Manager

By:	/s/ Michael B. Drazin
Name: Michael B. Drazin
Title: Director

MEDLINE INDUSTRIES HOLDINGS, L.P.

By: MEDLINE MILLS INDUSTRIES LLC
Its: General Partner

By: MEDLINE INDUSTRIES, LP
Its: Manager

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: General Counsel, Assistant Secretary

ML PRODUCTS, LLC MMS, L.L.C.

By: MEDLINE SOONER ACQUISITION, LLC
Its: Manager

By: MEDLINE INDUSTRIES, LP
Its: Manager

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: General Counsel, Assistant Secretary

PLUROGEN THERAPEUTICS, LLC

By:	/s/ Sissi Miao
Name: Sissi Miao
Title: Manager

By:	/s/ Stuart J. Schneider
Name: Stuart J. Schneider
Title: Manager

STELLAR HOLDCO, LLC

By:	/s/ Michael B. Drazin
Name: Michael B. Drazin
Title: Director

THIN CANDY SHELL, LLC

By: CENTURION MEDICAL PRODUCTS, LP
Its: Manager

By: MOZART GP, LLC
Its: General Partner

By:	/s/ Alexander M. Liberman
Name: Alexander M. Liberman
Title: General Counsel, Assistant Secretary

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Notes Collateral Agent

By:	/s/ Sarah Vilhauer
Name: Sarah Vilhauer
Title: Banking Officer